UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 18, 2016

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, CA 92618

Registrant's Telephone Number, Including
Area Code:	(949) 600-5600

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On March 21, 2016, CalAmp Corp. (“CalAmp” or the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”) to report, among other things, the Company’s acquisition of LoJack Corporation (the “Acquisition”). This Amendment No. 1 to Current Report on Form 8-K/A (the “Amended Form 8-K”) is being filed solely to amend Item 9.01 of the Original Form 8-K to incorporate by reference the financial statements and pro forma financial information required by Item 9.01 of Form 8-K in connection with the Acquisition. Except as described above, this Amended Form 8-K does not modify or update the Original Form 8-K or the disclosures set forth therein or otherwise reflect events occurring after the filing thereof.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited financial statements of LoJack Corporation for the years ended December 31, 2015 and 2014, including the auditor’s report thereon of Grant Thornton LLP and the notes thereto, are included hereto as Exhibit 99.2.

(b) Pro forma financial information

The unaudited pro forma condensed combined financial information, including the unaudited pro forma condensed combined balance sheet of CalAmp Corp. and LoJack Corporation as of February 29, 2016, the unaudited pro forma condensed combined statement of income of CalAmp Corp. and LoJack Corporation for the year ended February 29, 2016, and the related notes thereto are included hereto as Exhibit 99.3

(d) Exhibits

23.1		Consent of Grant Thornton LLP

99.1	*	Press Release issued on March 21, 2016 by CalAmp Corp. announcing completion of acquisition of LoJack and providing business update.

99.2		Audited financial statements of LoJack Corporation as of December 31, 2015 and 2014, and for the two years then ended.

99.3		Unaudited pro forma condensed combined financial information of CalAmp Corp. and LoJack Corporation as of February 29, 2016, and the year then ended.

* Previously filed as Exhibit 99.1 to the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CALAMP CORP.

June 3, 2016	/s/ Richard Vitelle
Date	Richard Vitelle
Executive Vice President & CFO
(Principal Financial Officer and
Chief Accounting Officer)